EXHIBIT 3.1

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR UTAH PROFIT CORPORATION

State of Utah
DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code
Articles of Amendment to Articles of Incorporation (Profit)

File Number: ____________________

Non-Refundable Processing Fee: $37.00

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: PARK-PREMIER MINING COMPANY
2. The date the following amendment(s) was adopted: February 20, 2008
3. If changing the corporation name, the new name of the corporation is:

4. The text of each amendment adopted (include attachment if additional space needed):

"Article VI

The authorized capital stock of the Corporation shall be 50,000,000 shares of common stock, $0.01 par value."

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

6. Indicate the manner in which the amendment(s) was adopted (mark only one):

- [ ] No shares have been issued or directors elected – Adopted by Incorporator(s)
- [ ] No shares have been issued but directors have been elected – Adopted by the board of directors
- [ ] Shares have been issued but shareholder action was not required – Adopted by the board of directors
- [✓] The number of votes cast for the amendments(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group – Adopted by the shareholders

7. Delayed effective date (if not to be effective upon filing) ____________________ (*not to exceed 90 days*)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By: /s/ Robert W. Dunlap Title: President and Chairman of the Board

Dated this 20 day of February, 20 08

Mailing/Faxing Information: www.corporations.utah.gov/contactus.html

Division's Website: www.corporations.utah.gov